EXHIBIT 5.1

Mayer Brown LLP

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Chicago, Illinois 60606-4637

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www.mayerbrown.com

June 20, 2013

Hyundai ABS Funding Corporation

3161 Michelson Drive, Suite 1900

Irvine, California 92612

Re:	Hyundai ABS Funding Corporation

Registration Statement on Form S-3

Registration No. 333-185213

Ladies and Gentlemen:

We have acted as special counsel to Hyundai ABS Funding Corporation (the “Company”), a Delaware corporation, in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) and the offering of the Class A-1 Auto Loan Asset Backed Notes, the Class A-2 Auto Loan Asset Backed Notes, the Class A-3 Auto Loan Asset Backed Notes, the Class A-4 Auto Loan Asset Backed Notes, the Class B Auto Loan Asset Backed Notes and the Class C Auto Loan Asset Backed Notes (collectively, the “Notes”) described in the final prospectus supplement dated June 19, 2013 (the “Prospectus Supplement”) and the base prospectus dated June 12, 2013 (the “Base Prospectus”, and collectively with the Prospectus Supplement, the “Prospectus”), which have been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Notes will be issued by Hyundai Auto Receivables Trust 2013-B (the “Trust”), which was formed by the Company pursuant to a trust agreement between the Company and Wilmington Trust, National Association, as owner trustee. The Notes will be issued pursuant to an Indenture between the Trust and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”). Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Prospectus.

In that regard, we generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of the Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Prospectus and current drafts of the Indenture (including the form of the Notes included as an exhibit thereto) and an Amended and Restated Trust Agreement.

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Notes have been duly executed and issued by the Trust and authenticated by the Indenture Trustee and sold by the Company or by the Trust, at the direction of the Company, as applicable, and (c) payment of the agreed consideration for the Notes shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to the Notes and in the manner described in the Prospectus, the Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Mayer Brown llp

Hyundai ABS Funding Corporation

June 20, 2013

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the State of Delaware. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein without admitting we are “experts” within the meaning of the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus.

Very truly yours,

/s/ MAYER BROWN LLP
MAYER BROWN LLP